UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2020

GEE GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150. Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2020, GEE Group, Inc. (the “Company”) completed and closed a financial restructuring of approximately $19.7 million of its subordinated indebtedness and approximately  $27.7 million of its convertible preferred stock (the “Restructuring”) as required pursuant to the terms of that certain Seventh Amendment dated as of April 28, 2020 (the “Seventh Amendment”), to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017, as amended,(the “Credit Agreement”) by and among the Company, Scribe Solutions, Inc., Agile Resources, Inc. Access Data Consulting Corporation, Triad Personnel Services, Inc. Triad Logistics, Inc., Paladin Consulting, Inc., BMCH, INC., GEE Group Portfolio Inc., and SNI Companies, each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto each lender named therein and MGG Investment Group LP, as administrative agent, collateral agent and term loan agent for the lenders (“MGG”).  In connection with the Restructuring, the Company entered into the following agreements with the holders of its subordinated indebtedness and convertible preferred stock.

The Company entered into a Repurchase Agreement for Preferred Stock and Subordinated Notes (the “Repurchase Agreement”), dated as of June 30, 2020 with Ronald R. Smith (“Mr. Smith”), Thrivent Financial for Lutherans (“Thrivent”), Madison Capital Funding LLC (“Madison”), Maurice R. Harrison IV, Peter Langlois, Vincent Lombardo and Shane Parr (collectively with Smith, Thrivent and Madison, the “SNI Group Members”  pursuant to which the SNI Group Members agreed to allow the Company to repurchase and settle all of the 9.5% Convertible Subordinated Notes (the “9.5% Notes"), Series B Convertible Preferred Stock, no par value (“Series B Preferred Stock”), 8% Convertible Subordinated Notes (“8% Notes”) and Series C 8% Cumulative Convertible Preferred Stock, no par value (“Series C Preferred Stock”) held by each of them as set forth below. All of the outstanding 9.5% Notes and all of the outstanding Series B Preferred Stock were held by SNI Group Members.

Pursuant to the Repurchase Agreement, the holders of the 9.5% Notes agreed to accept an aggregate amount of $1,114,922.81 in cash  (the “SNI Note Payment Amount”) in consideration for the purchase by the Company of the entire $12,500,000.00 aggregate principal amount of the 9.5% Notes (the “SNI Note Amount”) held by them.  The SNI Note Payment Amount was calculated based on the following formula:  the SNI Note Amount, divided by $5.83 (the price at which the 9.5% Notes were convertible into shares of the Company’s common stock, without par value (“Common Stock”), times $0.52 (the closing price on the NYSE American for the Common Stock on June 16, 2020). The SNI Note Payment Amount was paid to the SNI Group Members on June 30, 2020.

Pursuant to the Repurchase Agreement the holders of the Series B Preferred Stock agreed to accept an aggregate amount of $2,894,238.51 in cash (the “Series B Preferred Stock Purchase Price”) in consideration for the purchase by the Company of all 5,565,843 currently outstanding shares of Series B Preferred Stock (the “Series B Preferred Stock Amount”) held by them.  The Series B Preferred Stock Purchase Price was calculated based on the following formula: the Series B Preferred Stock Amount, divided by $4.86 (the price at which the Series B Preferred Stock is convertible to Common Stock in the Statement of Resolution Establishing Series of the Series B Preferred Stock), times $0.52 (the closing price on the NYSE American for the Common Stock on June 16, 2020).  The Series B Preferred Stock Purchase Price was paid to the SNI Group Members on June 30, 2020.

Pursuant to the Repurchase Agreement, Mr. Smith agreed to accept an aggregate amount of $520,000 in cash (the “Smith Note Payment Amount”) in consideration for the purchase by the Company of the $1,000,000 aggregate principal amount of 8% Notes (the “Smith Note Amount”)  held by him. The Smith Note Payment Amount was calculated based on the following formula:  the Smith Note Amount, divided by $1.00 (the price at which the Smith Notes are convertible to Common Stock), times $0.52 (the closing price on the NYSE American for the Common Stock on June 16, 2020).  The Smith Note Payment Amount was paid to Mr. Smith on June 30, 2020.

Pursuant to the Repurchase Agreement Mr. Smith also agreed to accept an aggregate amount equal to $37,346.40 in cash (the “Smith Series C Preferred Stock Purchase Price”) in consideration for the purchase by the Company of the 71,820 shares of Series C Preferred Stock (the “Series C Preferred Stock Amount”) held by him.  The Smith Preferred Stock Purchase Price was calculated based on the following formula:  the Smith Series C Preferred Stock Amount, divided by $1.00, times $0.52 (the closing price on the NYSE American for the Common Stock on June 16, 2020).  The Smith Series C Preferred Stock Purchase Price was paid to Mr. Smith on June 30, 2020.

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A copy of the Repurchase Agreement is attached hereto as Exhibit 10.1. The description of the Repurchase Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

On June 30, 2020, the holders of the remaining $1,000,000 aggregate principal amount of the 8% Notes converted such 8% Notes to an aggregate of 1,000,000 shares of Series C Preferred Stock which were immediately and simultaneously converted into 1,000,000 shares of Common Stock at the $1.00 per share conversion price stated in the 8% Notes and in the Series C Preferred Stock.  These holders also converted an aggregate of 93,246 additional shares of Series C Preferred Stock issued or issuable to them into a total of 93,246 shares of Common Stock at the $1.00 per share conversion price stated in the Series C Preferred Stock.  The issuance of the 1,093,246 shares of Common Stock to these former holders of  8% Notes and Series C Preferred Stock was completed on June 30, 2020.

On June 30, 2020, the Company and Jax Legacy Investment 1, LLC (“Jax Legacy”), the sole holder of the Company’s 10% Convertible Subordinated Notes (the “10% Notes”) entered into a Note Conversion Agreement (the “Note Conversion Agreement”) whereby Jax Legacy agreed to immediately convert the $4,185,000 aggregate principal amount of 10% Notes held by it into 717,839 shares of Common Stock at the $5.83 per share conversion rate stated in the 10% Notes.  The conversion of the 10% Notes was consummated on June 30, 2020 and the Company issued 717,839 shares of Common Stock to Jax Legacy on that date.

A copy of the Note Conversion Agreement is attached hereto as Exhibit 10.2.  The description of the Note Conversion Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.2.

On June 30, 2020, the Company and Enoch S. Timothy and Dorothy Timothy (collectively,” Timothy”) entered into a Note Settlement Agreement (the “Note Settlement Agreement”) pursuant to Timothy agreed to accept an aggregate amount of $89,194 in cash (the “Timothy Note Settlement Amount”) in consideration for the purchase by the Company of the $1,000,000 aggregate principal amount (the “Timothy Note Amount”) of the Subordinated Promissory Note dated January 20, 2017 (the “Timothy Note”). The Timothy Note Settlement Amount was calculated based on the following formula:  the Timothy Note Amount, divided by $5.83 (the agreed conversion price at which the Timothy Note would be convertible to Common Stock), times $0.52 (the closing price on the NYSE American for the Common Stock on June 16, 2020).  The Timothy Note Settlement Amount was paid to Timothy on June 30, 2020

A copy of the Note Settlement Agreement is attached hereto as Exhibit 10.3.  The description of the Note Settlement Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.3.

In connection with the Repurchase Agreement, the Company and the SNI Group Members entered into a Registration Rights Agreement dated as of June 30, 2020 (the “Registration Rights Agreement”).  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file on or prior to July 31, 2020, an initial registration statement with respect to the resale of shares of Common Stock currently owned by the SNI Group members that are “Registrable Securities” (as defined in the Registration Rights Agreement) on or prior to July 31, 2020.  In addition, the Company has agreed that it shall, on one occasion, on or after September 30, 2020 and upon the written request of the holders of 51% or more of the Registrable Securities, file a registration statement with respect to the Registrable Securities held by such holders.  The demanding holders may require, in connection with the registration, that the such demand registration take the form of an underwritten public offering of such Registrable Securities.  The Registration Rights Agreement also provides that for a period of three years after the closing date of the Restructuring, the holders of Registrable Securities shall have piggyback registration rights with respect to all registration statements filed by the Company (other than those on Form S-4 or Form S-8).

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.4.  The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.4.

On June 30, 2020 the Company and MGG entered into the Ninth Amendment dated as of June 30, 2020 (the “Ninth Amendment”) to the Credit Agreement.

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Pursuant to the Ninth Amendment, MGG consented to the $4,978,596.28 in cash payments (including accrued and unpaid interest of $322,894.73) made by the Company pursuant to the Repurchase Agreement and the Timothy Agreement.  In addition, pursuant to the Ninth Amendment, the Company and MGG  agreed to eliminate and replace the trigger events set forth in the Seventh Amendment to the Credit Agreement with respect to the payment of the Exit Fee and Restructuring Fee owed to MGG which will allow the Company and MGG to settle these sooner.  Pursuant to the Ninth Amendment, the Company and MGG  also agreed to amend the provisions with respect to the payment of the Exit Fee and the Restructuring Fee set forth in the Seventh Amendment to allow MGG , rather than the Company, to determine, subject to certain ownership limitations set forth in the Credit Agreement, the portion of each of the Exit Fee and the Restructuring Fee that shall be paid in cash or in shares of Common Stock.  Pursuant to the Ninth Amendment the Company also agreed to amend each of  (i) the Registration Rights Agreement dated as of April 28, 2020 by and between the Company and MGG and (ii) the Registration Rights Agreement dated as of April 28, 2020 by and between the Company and CM Finance SPV, Ltd. to reflect the terms of the Ninth Amendment.

A copy of the Ninth Amendment is attached hereto as Exhibit 10.5. The description of the Ninth Amendment contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.5.

Item 2.03 Creation of a Direct Financial Obligation.

The information contained in Item 1.01 of this Form is hereby incorporated by referenced into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Repurchase Agreement for Preferred Stock and Subordinated Notes dated as of June 30, 2020 with Ronald R. Smith, Thrivent Financial for Lutherans, Madison Capital Funding LLC, Maurice R. Harrison IV, Peter Langlois, Vincent Lombardo and Shane Parr

10.2	Note Conversion Agreement dated as of June 30, 2020 by and between GEE Group, Inc. and JAX Legacy Investment I, LLC

10.3	Note Settlement Agreement dated as of June 27, 2020 by and among GEE Group, Inc,, Enoch S. Timothy and Dorothy Timothy

10.4

Registration Rights Agreement dated as of June 30, 2020 by and among GEE Group, Inc. .and Ronald R. Smith, Thrivent Financial for Lutherans Madison Capital Funding LLC, Maurice R. Harrison IV, Peter Langlois, Vincent Lombardo and Shane Parr (included as Exhibit B to Exhibit 10.1)

10.5

Ninth Amendment dated as of June 30, 2020 to Revolving Credit, Term Loan and Security Agreement dated as of March 31, 2017 by and among GEE Group, Inc., the other Borrowers and Guarantors named therein, the lenders named therein and MGG Investment Group LP, as administrative agent, term loan agent and collateral agent for the lenders named therein

99.1	Press release issued by GEE Group, Inc. dated July 2, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.

Date: July 7, 2020	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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